AMP Incorporated

	PERFORMANCE RESTRICTED SHARE AGREEMENT


	For the purpose of (a) encouraging key employees to acquire a proprietary interest in the Common Stock of AMP Incorporated (the "Corporation"), thereby aligning their interests with the interests of the shareholders, (b) providing added incentive to key employees to contribute to the future growth and profitability of the Corporation, and (c) attracting and retaining exceptionally qualified employees, the Corporation, pursuant to the terms and conditions of the AMP Incorporated 1993 Long-Term Equity Incentive Plan (as amended and restated effective January 1, 1995) (the "Plan"), will award Performance Restricted Shares of Common Stock to certain participants.

	This Agreement, entered into pursuant to the terms of the Plan, is to
evidence that effective as of     July 25, 1995 the Committee has designated
James E. Marley ("Participant") as a participant under the Plan, has awarded 20,000 Performance Restricted Shares to Participant, has designated January 1, 1995 to December 31, 1997 as the Performance Vesting Period for such Performance Restricted Shares, has designated 16% as the minimum average annual return on equity ("ROE") to be attained by the Corporation over the Performance Vesting Period, has designated 15% as the target average annualized earnings growth rate to be attained by the Corporation over the
Performance Vesting Period, and has designated       18% as the super-target
average annualized earnings growth rate to be attained by the Corporation over the Performance Vesting Period.

	The grant, holding, and vesting of such Performance Restricted Shares shall be subject to the terms and conditions of the Plan and the following:


	Article I.  Definitions.

	1.1. "Agreement" means this "Performance Restricted Share Agreement" between the Corporation and Participant.

	1.2. "Award" shall mean any grant of Performance Restricted Shares made to Participant under the Plan and this Agreement.

	1.3. "Award Date" means the date designated by the Committee as of which Performance Restricted Shares are awarded to Participant under the Plan.

	1.4.    "Board" shall mean the Board of Directors of the Corporation.

	1.5. "Change in Control" shall have the meaning set forth in Section 12 of the Plan.

	1.6.    "Committee" means the committee of the Board as described in
Section 2(h) of the Plan.

	1.7. "Common Stock" means common stock of the Corporation, no par value.

	1.8. "Competing Business" means, as applied to a particular period of time, a business that at such time is engaged in the manufacture, sale or other disposition of a product or products that is in competition to a product or products of the Corporation or its subsidiaries, partnerships or joint ventures.

	1.9. "Corporation" shall have the meaning set forth in the first paragraph of this Agreement.

	1.10. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

	1.11. "Fair Market Value" means the closing sales price of a Share as reflected on the New York Stock Exchange Composite Tape for the relevant date.

	1.12. "Participant" shall have the meaning set forth in the second paragraph of this Agreement.

	1.13. "Performance Restricted Share" shall mean a restricted Share granted under the Plan that will either become an unrestricted Share or be forfeited based on the Corporation's financial performance during the Performance Vesting Period.

	1.14. "Performance Vesting Period" shall mean a period of three or more consecutive fiscal years of the Corporation established by the Committee in conjunction with an Award of Performance Restricted Shares under the Plan and specified in the second paragraph of this Agreement.

	1.15. "Plan" shall have the meaning set forth in the first paragraph of this Agreement.

	1.16. "ROE" shall have the meaning set forth in the second paragraph of this Agreement.

	1.17.   "Securities Act" means the Securities Act of 1933, as amended.

	1.18.   "Share" or "Shares" means a share or shares of Common Stock.

	1.19. "Termination of Employment" means the termination of employment by the Corporation or by a subsidiary, but not the transfer of employment from the Corporation to a subsidiary of the Corporation or vice versa or from one subsidiary of the Corporation to another such subsidiary. If the Committee in its sole discretion so determines, employment shall not be considered as terminated for the purposes of Section 3.1 so long as Participant continues to perform services for the Corporation or a subsidiary thereof on either a full or part time basis as an independent contractor or on a consulting basis or otherwise, provided, however, that Participant during such period does not, whether full time or part time, engage in or perform any services as an employee, independent contractor, consultant, advisor, or otherwise for a Competing Business.


	Article II. Awards of Performance Restricted Shares.

	2.1. "Performance Restricted Shares": Performance Restricted Shares awarded under the Plan shall be evidenced by Share certificates issued in the name of Participant at the time of the Award. These Performance Restricted Shares shall be subject to terms and conditions specified in this Agreement and in the Plan, and shall bear such legend or legends as the Corporation deems necessary or appropriate, including but not necessarily limited to the following:

		(a) "The registered holder of the shares represented by this certificate may, at the time of issuance thereof, be deemed an affiliate of the issuer under the Securities Act of 1933, as amended".

		(b) "The shares represented by this certificate are subject to, and may not be transferred except in compliance with, a Performance Restricted Share Agreement dated [enter the date of the underlying Agreement] between AMP Incorporated and [enter the name of Participant]. These shares are subject to forfeiture in the event of a breach of the terms and conditions of said Performance Restricted Share Agreement. A copy of the Agreement is available without cost from AMP Incorporated, Harrisburg, Pennsylvania".

	2.2. "Performance Criteria": The second paragraph of this Agreement specifies the performance criteria that will govern the vesting of the Performance Restricted Shares awarded to Participant hereunder. Vesting will depend on the following performance criteria over the Performance Vesting
Period: (a) the minimum average annual ROE to be attained by the Corporation over the Performance Vesting Period as a pre-condition to any of the Performance Restricted Shares becoming vested at the end of the Performance Vesting Period, (b) a target average annualized earnings growth rate to be attained by the Corporation over the Performance Vesting Period, and (c) a super-target average annualized earnings growth rate to be attained by the Corporation over the Performance Vesting Period. For purposes hereof, average annual ROE for a Performance Vesting Period shall be the arithmetic average of the annual ROE numbers reported for each fiscal year in the Performance
Vesting Period, and the average annualized earnings growth rate for a Performance Vesting Period shall be the constant rate of year-to-year earnings growth that, were it to occur consistently over the Performance Vesting
Period, would generate the actual aggregate earnings realized during the Performance Vesting Period.

	2.3. "Vesting of Performance Restricted Shares": At the end of the Performance Vesting Period, all Performance Restricted Shares awarded with respect to the Performance Vesting Period shall be forfeited, canceled, and returned to the Corporation if the minimum average annual ROE target designated in the second paragraph of this Agreement has not been attained.
If the ROE target has been attained or exceeded, the number of Performance Restricted Shares awarded to Participant hereunder that become vested will be determined by the actual average annualized earnings growth rate attained over the Performance Vesting Period, as follows:

		(a) If the actual average annualized earnings growth rate over the Performance Vesting Period is 0% or less, all Performance Restricted Shares awarded with respect to the Performance Vesting Period shall be forfeited, canceled, and returned to the Corporation.

		(b) If the actual average annualized earnings growth rate over the Performance Vesting Period is between 0% earnings growth and the target average annualized earnings growth rate specified in the second paragraph of this Agreement, the actual growth rate stated as a percentage of the target growth rate will determine the percentage of the Performance Restricted Shares of Participant that will be vested, with the balance of the Performance
Restricted Shares to be forfeited, canceled and returned to the Corporation.

		(c) If the actual average annualized earnings growth rate over the Performance Vesting Period is between the target level and the super-target level of average annualized earnings growth applicable to the Performance
Vesting Period, Participant will be vested in between 100% and 200% of the Performance Restricted Shares awarded hereunder, with the applicable vesting percentage determined using direct proportions (e.g., if the earnings growth rate is 1/4 of the spread between the target and the super-target, the vesting percentage would be 125%; if the earnings growth rate is 8/10 of the spread between the target and the super-target, the vesting percentage would be 180%).

		(d) If the actual average annualized earnings growth rate over the Performance Vesting Period is at or above the super-target level, Participant will be vested in 200% of the Performance Restricted Shares awarded hereunder.

	2.4. "Stock Power": Upon request of the Corporation from time to time, Participant agrees to execute and deliver to the Corporation one or more stock powers in such form as may be specified by the Corporate Secretary of the Corporation, authorizing the transfer of the Performance Restricted Shares to the Corporation. After the Performance Vesting Period has ended and the number of Performance Restricted Shares that vested, if any, is known, these executed stock power forms will be used to transfer back to the Corporation the certificate that evidences the Performance Restricted Shares and is held in safekeeping by the Corporation. Thereafter a new certificate will be issued and delivered to Participant representing the vested Shares.

	2.5. "Voting of Performance Restricted Shares": During the Performance Vesting Period, all voting rights appurtenant to the Performance Restricted Shares shall be fully exercisable by Participant notwithstanding the performance vesting restrictions. However, during the Performance Vesting Period, no voting rights shall exist or be exercisable with respect to Performance Restricted Shares credited to the dividend reinvestment account described in Section 2.6.

	2.6. "Dividends": All dividends (cash or stock) payable on non-vested Performance Restricted Shares during the Performance Vesting Period shall be held by the Corporation in a phantom dividend reinvestment account. Cash dividends will be deemed to have been invested in further Performance
Restricted Shares based on the Fair Market Value of Shares on the dividend payment date. Dividends that would be payable on such dividend reinvestment account Performance Restricted Shares will also be credited to the account and similarly deemed invested in further Performance Restricted Shares. At the end of the Performance Vesting Period, Participant shall be vested in the same percentage of the balance of the Performance Restricted Shares credited to the dividend reinvestment account as the percentage the Participant is vested, in accordance with the terms of the Plan, in the Performance Restricted Shares awarded hereunder. Participant's vested Performance Restricted Shares under the dividend reinvestment account shall be paid out to Participant in actual Shares, without further restriction, plus cash for any fractional Share.

	2.7. "Form and Time of Payment": As soon as practical after the end of a Performance Vesting Period, the Corporation shall issue to Participant a certificate for the number of Shares, if any, representing the number of Performance Restricted Shares that vested with respect to the Performance
Vesting Period plus the number of vested Shares attributable to the related dividend reinvestment account. The Corporation shall concurrently cancel the Share certificate issued at the outset of the Performance Vesting Period to evidence the Performance Restricted Share Award.

	2.8. "Non-Registration": In the event the Performance Restricted Shares to be issued hereunder in connection with an Award or the Shares to be issued in connection with the vesting of Performance Restricted Shares have not been registered under the Securities Act or a registration is not then currently effective with respect to such Performance Restricted Shares or Shares, the Participant shall deliver to the Corporation, as a condition to the award and vesting of the Performance Restricted Shares under this Agreement, at the time of such award or vesting, a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by Participant or other person then entitled to such Shares, stating that the Shares are being acquired for his or her own account, for investment and without any present intention of distribution or reselling said Shares, or any of them, except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that Participant or other person then entitled to such Shares will indemnify the Corporation against and hold it free and harmless from any loss, damages, expense or liability resulting to the Corporation if any sale or distribution of the Shares by such person is contrary to the representation and agreement referred to above. The Committee may take whatever additional actions it reasonably deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other Federal or state securities laws or regulations, including but not limited to Rule 144 promulgated under the Securities Act. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired under the Plan does not violate the Securities Act, and may issue stop-transfer orders covering such Shares. Share certificates evidencing Shares issued under the Plan shall bear an appropriate legend referring to the provisions of this Section and the agreements herein. None of the provisions of this Agreement shall relieve Participant of his or her obligations to comply with applicable Federal and state securities laws in connection with the Performance Restricted Shares, the Shares, and transactions related thereto.

	2.9. "Certificate In Safekeeping": The certificate(s) evidencing the Performance Restricted Shares shall be retained by the Corporation until the Performance Restricted Shares either vest or are forfeited, canceled and returned to the Corporation as provided for in this Agreement.


	Article III. Termination of Employment.

	3.1. "Rights Upon Termination of Employment": In the event that Participant experiences a Termination of Employment for any reason other than death, disability, or retirement more than one year after the Award Date, all unvested Performance Restricted Shares then held hereunder will terminate immediately or as the Committee may determine in its sole discretion. If Participant's employment is terminated due to death, disability, or retirement more than one year afer the Award Date, then Participant, or the estate of Participant, shall be eligible to receive a pro rata portion of his or her Performance Restricted Shares based on the portion of the Performance Vesting Period during which Participant was employed, in such amount or manner and with such conditions as the Committee shall determine.

	3.2. "Fulfillment of Conditions": Any extension by the Committee of an Award beyond the date of a Termination of Employment shall be contingent on such conditions as the Committee, in its sole discretion, may determine, including but not limited to the fulfillment of the conditions that:

		(a) Participant shall not, whether full time or part time, as an employee, on a consulting or advisory basis or otherwise, engage in or perform any services during the period between the date of Participant's Termination of Employment and the end of the Performance Vesting Period for a business that at such time shall be a Competing Business, nor shall Participant at any time (i) disclose information relative to the business of the Corporation and its subsidiaries that is confidential or (ii) otherwise act or conduct himself or herself in a manner that is inimical or contrary to the best interest of the Corporation and its subsidiaries.

		(b) The Participant shall be available during the period between the date of Participant's Termination of Employment and the end of the Performance Vesting Period for such consulting and advisory services as the Corporation or its subsidiaries may reasonably request, taking fairly into consideration the age, health, residence and individual circumstances of Participant and the total value of the Award held by Participant under the Plan during the Performance Vesting Period.

In the event that any of such conditions shall not be fulfilled, the obligations of the Corporation hereunder shall forthwith terminate, as shall the continuation of the Performance Vesting Period beyond Termination of Employment hereunder; provided that any such cancellation shall be in addition to and not in lieu of any of the rights or remedies available to the Corporation or its subsidiaries arising out of Participant's breach of any provision of this Agreement or the Plan. Ownership as a passive investor of not more than five percent (5%) of the outstanding shares of the stock of any company listed on a national securities exchange or having at least one hundred (100) shareholders of record shall not in itself be deemed a nonfulfillment of the conditions herein set forth.


	Article IV. Administration of Plan.

	4.1. "Committee": The Committee shall administer the Plan and this Agreement in accordance with their provisions and shall have full and final authority in its discretion to (a) interpret the provisions of the Plan and this Agreement and decide all questions of fact arising in their application, and its interpretations and decisions shall be in all respects final, conclusive and binding; and (b) make all other determinations, rules and regulations necessary or advisable for the administration of the Plan and this Agreement. No member of the Committee shall be personally liable for any action or determination in respect to the administration of the Plan and this Agreement if made in good faith.


	Article V. Miscellaneous.

	5.1. "Withholding of Taxes": Whenever the Corporation proposes or is required to issue or transfer Shares under the Plan and this Agreement, the Corporation shall have the right to require Participant to remit to the Corporation an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Withholding requirements may be satisfied by cash payments or, at the election of Participant, by having the Corporation withhold a portion of the Shares to be received, or by delivering previously owned Shares, having a value equal to the amount to be withheld (or such portion thereof as Participant may elect). Any election to have Shares withheld under this Section may be subject, in the Committee's discretion, to such restrictions as the Committee may determine, including but not limited to one or more of the following restrictions in accordance with Section 16(b) of the Exchange Act: (a) the election shall be irrevocable; (b) the election shall be subject, in whole or in part, to the approval of the Committee and to such rules as it may adopt; (c) the election must be made at least six months prior to the transfer of Shares under the Plan and this Agreement; and (d) the election shall be made during the time period specified in Rule 16b-3(e) promulgated under the Exchange Act, or any successor rule or regulation thereto.

	5.2. "Non-Alienation of Benefits": Prior to its settlement in the form of Shares, no right or benefit under the Plan and this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same whether voluntary, involuntary or by operation of law, shall be void except by will or by the laws of descent and distribution or by such other means as the Committee may approve from time to time. No right or benefit under the Plan and this Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If Participant should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the Plan and this Agreement, then such right or benefit shall, in the sole discretion of the Committee, cease and terminate, and in such event, the Corporation may hold or apply the same or any part thereof for the benefit of Participant, the Participant's spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may determine. Any restrictions on transferability of the Shares either described above or otherwise provided for in this Agreement may be referred to in legends contained on the certificates evidencing such Shares.

	5.3. "Legal Holiday": If and when the date on which a computation or distribution is to be made or other action is to be taken under the Plan or this Agreement falls on a Saturday, Sunday, or a legal holiday, such computation or distribution shall be made or such other action taken on the next succeeding business day.

	5.4. "Change in Control": Notwithstanding any provisions hereof to the contrary, upon the occurrence of a Change in Control, all Performance
Restricted Shares granted under the Plan and this Agreement that are then unvested shall become immediately and automatically vested and payable, without any further action by the Committee.

	5.5. "General Restrictions": The Plan and each Award under the Plan and this Agreement and the issuance or purchase of Shares in connection therewith shall be subject to the condition that, if at any time the Committee shall determine that the Plan, this Agreement, an Award under the Plan and this Agreement or the issuance or purchase of Shares in connection therewith requires or it is desirable that it has (a) the listing, registration or qualification of the Shares subject or related to the Plan upon any securities exchange or under any state or Federal law or under the rules and regulations of the Securities and Exchange Commission or any other governmental regulatory body, or (b) the consent or approval of any government regulatory body, or (c) an agreement by Participant with respect to the disposition of Shares, then the Plan and this Agreement will not be effective and the Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

	5.6. "Rights of a Shareholder": Participant, and any person claiming under or through Participant or under the Plan or this Agreement, shall not be, nor have any of the rights of, a shareholder with respect thereto, nor shall they have any right or interest in any cash or other property, unless and until certificates for Shares are issued to Participant after compliance with all the terms and conditions of the Plan and this Agreement. Participant shall only have those rights provided for under the terms and conditions of the Plan and this Agreement.

	5.7. "Rights to Terminate Employment": Nothing in the Plan or this Agreement shall confer upon Participant the right to continue in the employment of the Corporation, or to continue in any position or at any level of remuneration, or affect any right that the Corporation may have to terminate the employment of Participant for any reason whatsoever, with or without good cause.

	5.8. "Management, Accounting and Financial Decisions": Nothing in the Plan or this Agreement shall affect the authority of the management of the Corporation to make management, business, accounting and financial decisions concerning the Corporation.

	5.9. "Non-Uniform Determinations": The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

	5.10. "Adjustments": In the event of any change in the outstanding Shares by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall adjust the maximum number of Shares that may be issued under the Plan and shall provide for an equitable adjustment of any outstanding and unexercised Award or any Shares issuable pursuant to an outstanding and unexercised Award under the Plan and this Agreement, to the end that after such event Participant's proportionate interest shall be maintained as before the occurrence of such event. The decision of the Committee with respect to the nature and amount of the adjustment(s) shall be conclusive and binding upon Participant and all persons claiming under or through Participant or under the Plan or this Agreement.

	5.11. "Delegation": The Committee may delegate to one or more officers or managers of the Corporation, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to: (a) grant Awards to participants under the Plan; (b) cancel, modify, or waive rights with respect to participants under the Plan; or (c) alter, discontinue, suspend, or terminate Awards held by participants under the Plan; provided, however, that no such participant shall be an officer, director or ten percent shareholder of the Corporation within the meaning of those terms under Section 16 of the Exchange Act.

	5.12. "Amendment": The Board may amend, suspend or terminate the Plan at any time or from time to time, except that no amendment shall be effective without shareholder approval if shareholder approval of such amendment, suspension or termination would be required in order to ensure that the Plan, as amended, would continue to meet the requirements of Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation thereto. Except as may be provided in this Agreement, the termination or any modification or amendment of the Plan shall not, without the consent of Participant, affect Participant's rights under an Award previously granted.

	5.13. "Effect on Other Plans": Nothing in the Plan or this Agreement shall be construed to limit the right of the Corporation to establish any other forms of incentives or compensation for employees of the Corporation or to grant or assume options otherwise than under the Plan or this Agreement in connection with any proper corporate purpose.

	5.14. "Duration of the Agreement": This Agreement shall remain in effect until all Awards under this Agreement either have been satisfied by the issuance of Shares or have expired or been forfeited by their terms.

	5.15. "Funding of the Plan": The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan or this Agreement, and payment of Awards shall be subordinate to the claims of the Corporation's general creditors.

	5.16. "Severability": If any provision of the Plan or this Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and this Agreement and any such Award shall remain in full force and effect.

	5.17. "Construction": Wherever any words are used in the Plan or this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.


	5.18. "Headings": Headings are given to the Sections and subsections of the Plan and this Agreement solely as a convenience to facilitate reference.
Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or this Agreement or any provision thereof.

	5.19. "Governing Law": The validity, construction and effect of the Plan and this Agreement and any rules and regulations relating to the Plan and this Agreement shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and applicable Federal law.

					  AMP Incorporated

Dated____________________________     By   /s/   D F Henschel
					  -----------------------------
					      Corporate Secretary


	Participant hereby acknowledges receipt of a copy of the Plan and this Agreement, accepts his or her designation as a Participant under and subject to all the terms and conditions set forth herein and in the Plan, and agrees to all such terms and conditions.


Dated____________________________             /s/   J E Marley
					      -------------------------
						    Participant





 restrst/agreemt

08/23/95


	---------------------------------------------



	AMP Incorporated

	General Offices

	Harrisburg, Pennsylvania



	--------------------  <>   --------------------



		  PERFORMANCE RESTRICTED
		      SHARE AGREEMENT



			Issued to




		    JAMES E. MARLEY
		      Participant





		 Dated   JULY 25, 1995



SCHEDULE 1

The following individuals entered into Restricted Stock Agreements with AMP that are substantially identical in all material respects, except as to the parties and the number of restricted shares awarded, as set forth in this Schedule. All Restricted Stock Agreements have an effective date of July 25, 1995.

   Name        Restricted Shares Awarded

J. E. Marley          20,000

W. J. Hudson          25,000

R. Ripp               9,100

D. Horowitz           9,100

J. Gurski             7,400

H. Cole               7.400

J. Hassan             9,100